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                                                                   EXHIBIT 23.1


                                KYLE TINGLE, CPA
                                 P.O. Box 50141
                             Henderson, Nevada 89016
                                 (702) 434-8452
                               (702) 436-4218 fax

To Whom It May Concern:                                            June 5, 2001


The firm of Kyle Tingle, Certified Public Accountant consents to the inclusion of his report of May 16, 2001, on the Financial Statements of Discovery Investments, Inc., as at December 31, 2000, in any filings that are necessary now or in the future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle Tingle

Kyle Tingle
Certified Public Accountant